UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 19, 2015

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28903 North Avenue Paine Valencia, California	91355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (661) 775-5300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on January 12, 2015 (the “Original 8-K”), on January 9, 2015 our Board of Directors appointed Hakan S. Edstrom to the position of Chief Executive Officer and Juergen A. Martens, Ph.D. to the position of Chief Operating Officer. At the time of filing the Original 8-K, the information called for by Item 5.02(c)(3) had not been determined. Such information has since been determined and accordingly, pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Form 8-K/A is being filed to amend the Original 8-K to disclose such information.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On February 19, 2015, the Compensation Committee of our Board of Directors (the “Compensation Committee”) granted Mr. Edstrom an option to purchase 50,000 shares of our common stock and restricted stock units (“RSUs”) covering 11,000 shares of our common stock under our 2013 Equity Incentive Plan (the “Plan”) in connection with his appointment to Chief Executive Officer.

On February 19, 2015, the Compensation Committee granted Dr. Martens an option to purchase 14,000 shares of our common stock and RSUs covering 4,000 shares of our common stock under the Plan in connection with his appointment to Chief Operating Officer.

The shares subject to each of the foregoing stock options vest as follows: 25% of the shares vest on January 9, 2016 and thereafter 1/48th of the shares vest on a monthly basis over the following 36 months. The exercise price of each of the stock options is $7.12 per share, which is equal to the closing sale price of our common stock on The NASDAQ Global Market on February 19, 2015.

The shares subject to each of the foregoing RSU awards vest as follows: 25% of the shares vest on each of January 9, 2016, January 9, 2017, January 9, 2018 and January 9, 2019.

Each of the stock options described above is evidenced by a Stock Option Grant Notice and Option Agreement and each of the RSU awards described above is evidenced by a Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement (collectively, the “Grant Documents”), which, together with the Plan, set forth the terms and conditions of the foregoing equity awards.

The foregoing is only a brief description of the material terms of the stock options and RSUs described above, does not purport to be complete and is qualified in its entirety by reference to the Plan and the forms of the Grant Documents, which we have previously filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION

Dated: February 24, 2015	By:	/s/ David Thomson
	Name:	David Thomson, Ph.D., J.D.
	Title:	Corporate Vice President, General Counsel and Secretary